Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 19, 2024, with respect to the consolidated financial statements of Coincheck, Inc., included herein and to the reference to our firm under the heading “Experts” in the prospectus.

KPMG AZSA LLC

/s/ KPMG AZSA LLC

Tokyo, Japan
May 7, 2024